UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FRONT YARD RESIDENTIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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FRONT YARD RESIDENTIAL RESPONDS TO SNOW PARK’S ILL-INFORMED CHARACTERIZATION OF AMENDED ASSET MANAGEMENT AGREEMENT

Snow Park’s Analysis is Deeply Flawed and Demonstrates a Fundamental Lack of Understanding of Front Yard’s Business and Single-Family Rental Sector

Amended AMA, Well-Received by Market, was Designed to Maximize Flexibility and Generate
Long-Term Stockholder Value

Urges Stockholders to Vote the WHITE Proxy Card “FOR ALL” of Front Yard’s Director Nominees Who Are Highly Qualified and Committed to Enhancing Long-term Value for Stockholders

CHRISTIANSTED, U.S. Virgin Islands, May 10, 2019 -- Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today responded to the ill-informed and misleading assertions from Snow Park Capital Partners, LP, together with its affiliates (“Snow Park”), regarding the amended and restated asset management agreement (the “Amended AMA”) the Company entered into with Altisource Asset Management Corporation (“AAMC”).

Front Yard believes that Snow Park lacks a fundamental understanding of our business and how external management agreements are structured, as well as the broader single-family rental (“SFR”) sector.

Below are the facts:

1)	The Amended AMA maximizes Front Yard’s flexibility and ensures the Company has the ability to pursue disciplined growth for the long-term.

Snow Park appears to have misinterpreted the Amended AMA entirely. The Amended AMA provides Front Yard with an improved fee structure that incentivizes both performance and disciplined growth. In fact, it is designed to build long-term stockholder value by enabling Front Yard to increase scale and take advantage of the exceptional opportunity in the affordable SFR sector while prioritizing near-term profitability targets. It also ensures that G&A expenses as a percentage of real estate assets fall as we grow. Specifically, the Amended AMA:

•	Does NOT increase fees paid to AAMC until Front Yard reaches its stated target of $0.15 per share of quarterly Adjusted Funds From Operations (“AFFO”);

•	Decreases the management fees as a percentage of gross real estate assets as Front Yard grows to bring Front Yard’s G&A in line with larger industry peers;

•	Provides that no Incentive Fee is payable to AAMC until Front Yard achieves $0.60 per share of annual AFFO;

•	Employs an “Aggregate Fee Cap” to further ensure that G&A remains in line with market;

•	Further aligns interests with stockholders by incentivizing the manager to grow cash flow;

•	Provides the option to terminate the Amended AMA at any time for a reasonable, market-based termination fee; and

•	Reduces cost of raising new capital.

2)	The market reacted highly favorably to the news of the Amended AMA.

The announcement of the Amended AMA has been well received by the market, our stockholders and the analysts that understand our business best.  Front Yard’s stock price is up approximately 10% since the announcement of the Amended AMA on May 8, 2019.  Snow Park’s assessment of the Amended AMA is simply inconsistent with the market’s reaction.

3)	Amended AMA was structured to create long-term stockholder value.

Renegotiating the asset management agreement with AAMC has been a key strategic priority for Front Yard’s Board of Directors (the “Board”). The Amended AMA represents the culmination of more than seven months of deliberations between AAMC and a committee of Front Yard’s independent directors. The committee of independent directors met over 30 times and was advised by leading independent financial and legal advisors.

The Board took into account a number of different metrics, including TSR, in renegotiating the fee structure and determined that gross real estate assets and gross return on shareholder equity were consistent with industry norms and would align AAMC’s interests with those of Front Yard’s stockholders.

4)	Snow Park is highly conflicted and not a “true owner” of Front Yard given its significant stake in AAMC and substantial short position in Front Yard.

Snow Park’s interests are not aligned with Front Yard’s stockholders. Despite claiming ownership of 606,622 shares of Front Yard, Snow Park admits in its proxy statement that it also “has a short interest in 450,000 shares,” meaning that Snow Park’s economic exposure is substantially less than 1%. When compared to Snow Park’s over 5% interest in AAMC, it is clear that Snow Park’s interests are not aligned with those of Front Yard’s stockholders. Snow Park acknowledges its possible conflict of interest in its proxy statement, which states: “Snow Park does not presently believe that its ownership of AAMC securities creates a conflict of interest; however, it acknowledges that in the future conflicts of interest could arise due to potential competing economic interests between AAMC and Front Yard.”

Front Yard urges stockholders to protect their investment by voting the WHITE proxy card “FOR ALL” of the Company’s highly-qualified director nominees. Front Yard’s definitive proxy materials and other important information related to the Company’s 2019 Annual Meeting of Stockholders can be found on the “Investors” section of the Company’s website at www.frontyardresidential.com, and on the SEC’s website at www.sec.gov.

If you have questions or need assistance in voting your shares on the WHITE proxy card, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call toll-free at 1 (888) 750-5834
Banks and Brokers may call collect at 1 (212) 750-5833

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, industry and market conditions and the future composition of the Company’s Board. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to acquire SFR assets for our portfolio, including difficulties in identifying assets to acquire; the impact of changes to the supply of, value of and the returns on SFR assets; our ability to successfully integrate newly acquired properties into our portfolio of SFR properties; our ability to successfully operate our internal property manager and perform property management services for our SFR assets at the standard and/or the cost that we anticipate; our ability to transition property management for the SFR properties currently managed by third party property managers to our internal property management platform; our ability to predict our costs; our ability to effectively compete with our competitors; our ability to apply the proceeds from financing activities or non-rental real estate owned asset sales to target SFR assets in a timely manner; our ability to sell non-rental real estate owned properties on favorable terms and on a timely basis or at all; the failure to identify unforeseen expenses or material liabilities associated with asset acquisitions through the due diligence process prior to such acquisitions; changes in the market value of our SFR properties and real estate owned; changes in interest rates; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to maintain adequate liquidity; our ability to retain our engagement of Altisource Asset Management Corporation; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to maintain our qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in our current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the ownership of the Company’s directors and executive officers in the Company’s stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

CONTACTS

Investors:
Robin N. Lowe
Chief Financial Officer
(345) 815-9919
Robin.Lowe@AltisourceAMC.com

Media:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co.
(212) 257-4170
FrontYard@gasthalter.com